DIRECT LENDING FACILITY AGREEMENT

BETWEEN

XECHEM PHARMACEUTICAL NIGERIA LIMTED
[the COMPANY]

And

NIGERIAN EXPORT-IMPORT THE BANK

[NEXIM]

This **DIRECT LENDING FACILITY AGREEMENT** is made and entered into this **22nd day of May 2006**

BETWEEN

NIGERIAN EXPORT-IMPORT BANK (NEXIM) an export credit agency established under the *Nigerian Export Import Bank Act No. 38 of 1991* and having its head office at *Sheda Science and Technology Complex, Technology Park, Gwagwalada - Abuja* (hereinafter called "**NEXIM**" which expression shall where the context so admits include its successors-in-title and assigns) of the one part

AND

XECHEM PHARMACEUTICAL NIGERIA LIMTED a limited liability company incorporated in Nigeria with Registration Number 95283 and having its registered office at *Sheda Science and Technology Complex, Technology Park, Gwagwalada - Abuja* (hereinafter called "**Company**" which expression shall where the context so admits include its successors-in-title and assigns) of the other part.

WHEREAS:

It is agreed as follows:

1.0 Definitions and interpretation

Definitions

In this Agreement:

"**Authorisation**" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration however described;

"**Default**" means:

(a) an Event of Default; or

(b) any event or circumstance which would (with the expiry of a grace period, the giving of notice, the satisfaction of any condition, the making of any determination under the Finance Documents or any combination of any of them) be an Event of Default;

"**Facility**" means the facility described in clause 2.0 (*The Facility*),

"**Final Maturity Date**" means...;

"**Finance Document**" means each of:

(a) this Agreement;

(b) each Promissory Note; and

(c) any other document designated as a Finance Document by NEXIM;

"**Financial Indebtedness**" means any indebtedness incurred for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would be treated as a finance or capital lease;

(e) Receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a Bank or financial institution; and

(i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above;

"**Facility**" means the **NEXIM ₦150,000,000.00 Direct Lending Facility**;

"**Insurance**" means each policy and contract of insurance written in favour of the Company in respect of the Insured Risks and all benefits both present and future including the proceeds of all claims and the right to return of premiums;

"**Insured Risk**" means any risk against which industry standard and market practice dictates a prudent company in the position of the Company would insure;

"**Material Adverse Effect**" means an event or circumstance which (when taken alone or together with any previous event or circumstance) has, or (in the opinion of the NEXIM formed in good faith) could reasonably be expected to have, a materially adverse effect on all or any of:

(a) the assets, business or financial condition of the Company;

(b) the ability of a Company to perform its obligations under the Finance Documents;

(c) the validity or enforceability of the Finance Documents or the rights of the NEXIM under the Finance Documents;

*"**NEXIM**" means Nigerian Export-Import of Plot 975, Cadastral Zone, Central Business Area, F.C.T. Abuja (the "**NEXIM**").*

"**Note**" means a Promissory Note.

"**Offer Letter**" means the accepted offer letter for the Facility dated May 15, 2006, which is hereby incorporated as part of this Agreement.

"Original Financial Statements" means the audited financial statements of the Company as at.....................................;

"Permitted Indebtedness" means Financial Indebtedness incurred by the Company pursuant to the Finance Documents;

"Permitted Security" means each of the following:

(a) Security arising by operation of law and in the ordinary course of trading (and not as a result of any default or omission) and which are released or dismissed within forty-five (45) days of the date of their creation; and

(b) Security constituted by the Security Documents;

"Promissory Note" means each promissory note in the form set out in Schedule 3 (Form of Note) issued by the Company in favour of the NEXIM;

"Receivables" means all amounts due to the Company from any contract and from its business undertakings;

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, which includes all the security/undertaking as specified in the offer letter;

"Security Document" means each of the following:

(a) Personal Guarantees of the Directors;

(b) Notarised Statements of Networth of Directors of the Company;

(c) Legal Charge Agreement/Debenture on all Assets of the Company;

(d) Promissory Notes issued by the Company;

(e) Comprehensive Insurance Policy on ALL the Assets of the Company, noting NEXIM as First Loss Payee;

(f) Duly accepted Offer Letter; and

(g) Any other Security documents as may be determined and designated as such by NEXIM.

"Secured Obligations" means all money and liabilities which the Company owes to NEXIM, now or in the future, including money or liabilities which it owes to NEXIM under this Agreement;

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document;

"Transaction Document" means each of:

i. the Finance Documents;

ii. the Security Documents and

iii. any other agreement designated by NEXIM as a Transaction Document;

"**Unpaid Amount**" means any amount due and payable but unpaid by the Company under any Finance Document;

"**VAT**" means value added tax as provided for in the Value Added Tax Act no. 103 of 1994 and any other tax of a similar nature;

1.0 Construction

(a) References in this Agreement to:

i. "**Assets**" includes present and future properties, revenues and rights of every description;

ii. "**Control**" means in relation to any person, the power of that person to direct or cause the direction of the management or policies of another person;

iii. "**Finance Document**" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, re-stated or replaced;

iv. "**Indebtedness**" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

ix. a "**person**" includes any individual, firm, Company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

x. a "**regulation**" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

xi. an "**account**" is to that account and any sub-accounts as each may be renewed, replaced, redesignated or renumbered from time to time;

xii. the words "**including**" and "**in particular**" shall be deemed to be followed by the expression "**(but not limited to)**";

xiii. a provision of law is a reference to that provision as amended or re-enacted;

xiv. unless stated otherwise, a time of day is a reference to Nigerian time; and

xv. a reference to "**determines**" or "**determined**" means a determination made in the absolute discretion of the person making the determination;

(b) Headings are for ease of reference only and shall be ignored in construing this Agreement.

(c) A term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default is "**continuing**" if it has not been remedied or waived.

2.0 THE FACILITY

Subject to the terms of this Agreement, NEXIM shall make available to the Company a **NEXIM ₦150,000,000.00 Direct Lending Facility.**

3.0 PURPOSE

The Facility shall be used to facilitate the development, commercial production and marketing of NICOSAN ™/HEMOXIN ™ capsules and syrups for the treatment of Sickle Cell Disease (SCD) through supporting the expansion and integration of existing production facilities at the company's research and production facilities at Sheda Science and Technology Complex, Gwagwalada-Abuja as per the estimated costs of construction of the extraction, equipment, raw material and grinding machine buildings.

4.0 TENOR

Maximum of three years duration (36 months), inconclusive of one (1) year (12 months) moratorium with payment of interest during the moratorium period.

5.0 SECURITY

5.1 **Security for the Facility** - To secure repayment of the Loan Facility and the performance of all obligations of the Company under the Agreement, the Company shall execute/issue/grant in favor of NEXIM and upon terms and conditions acceptable to NEXIM and prior to the disbursement of the Loan, the following:

(a) An All Assets Debenture on the assets of the company which would be incorporated into a Trust for all Lenders to be managed by Diamond Trustees Company or any Trust company appointed by NEXIM and other lenders..
(b) Personal Guarantee to be issued by the Chairman/Chief Executive backed by a notarized statement of personal networth.
(c) Promissory Notes.

5.2 The securities herein stated and contemplated by this Agreement shall have been fully created and perfected before disbursement of the loan.

5.3 The Company shall comply with all other collateral requirements for the Loan in a manner satisfactory to NEXIM prior to disbursement of the Loan.

5.4 During the subsistence of the loan NEXIM reserves the right to request for any other security as it may deem fit.

6.0 RIGHTS RESERVED FOR NEXIM AND OTHERS

6.1 The Company hereby grants to NEXIM, its officers, agents and representatives, duly certified by NEXIM as having common interest with/in the success of the project, the following rights:

i. The right to visit, inspect and asses *[to ensure that the approved facility is utilized for the purposes intended and approved*] the premises and plant of the Company, the works, equipment, buildings, constructions, and other properties included in the Project, the operation thereof, the equipment and any relevant records and documents, with full right of ingress and egress whenever and wherever pertinent or necessary to the exercise of any such right, subject however to such visit being within normal working hours;

ii. The right to require that the goods and/or services financed with the proceeds of the Loan shall be purchased at reasonable prices, taking into account other relevant factors, such as, in the case of goods, the time of delivery, their efficiency and reliability and the availability of maintenance facilities and spare parts therefore and, in case of services, their quality and competence of the parties rendering them;

III. The right to obtain all such information as NEXIM or their respective officers, agents and representatives shall reasonably request relating to the foregoing and to the

administration, operational and financial condition of the Company, it being understood that such rights may be exercised jointly or singly by NEXIM and its aforesaid creditor.

7.0 Additional Solitary Rights of NEXIM

In addition to the aforementioned rights, NEXIM shall reserve the exclusive right to:

i. revoke this Agreement and cancel the Loan if the Company fails after a period of 120 days after the acceptance of the Offer, to take all steps necessary for the disbursement of the loan;

ii. amend, alter or waive the terms and conditions of this facility at anytime should circumstances warrant any changes, in which instance the comp0any shall be duly informed within a reasonable time;

iii. cancel the loan offer due to portfolio constraints or if in NEXIM's opinion facts have emerged that the disbursement of the loan to the Company would not be in the interest of NEXIM.

8.0 CONDITIONS PRECEDENT TO DRAWDOWN OF THE FACILITY

8.1 Initial conditions precedent

NEXIM shall not disburse the Facility unless it has received from the company all of the documents and other evidence listed in Schedule 1 (*Conditions Precedent*) in a form and substance satisfactory to NEXIM.

8.2 Further conditions precedent

NEXIM will only be obliged to disburse the Facility in accordance with clause 8.1 if:

(a) all the representations and warranties to be made by the Company are true in all material respects; and

(b) NEXIM has received, in form and substance satisfactory to it, such information and documents as it may reasonably have requested in sufficient time.

(c) The Company has paid to NEXIM all the fees listed in this Agreement and the Offer Letter.

(d) The company submits to NEXIM a duly Certified True Copy of the Board Resolution of the Company authorising the Company to apply for and accept the Facility, Offer Letter and other matters incidental to the Facility, in a form acceptable to NEXIM;

8.3 Utilisation of the Facility

The Company may utilise the Facility only if NEXIM has received in relation to each Repayment Date, a Promissory Note having a face value equal to the principal amount repayable on that Repayment Date;

9.0 NOTES

9.1 The obligations of the Company under this Agreement remain in full force and effect notwithstanding:

(a) the issue of any Note;

(b) any of the Notes being or becoming lost, defaced, damaged or destroyed; or

(c) any of the Notes being or becoming void, voidable, unenforceable or ineffective against the Company.

9.2 NEXIM shall not be obliged before exercising any of the rights, powers or remedies conferred upon it by any *Note* or by law:

(a) to make any demand, or take any action or obtain judgment in any court against the Company;

(b) to make or file any claim or proof in the winding-up or dissolution of the Company; or

(c) to enforce or seek to enforce any other security it may hold under this Agreement.

9.3 In the event of any inconsistency or conflict between any Note and this Agreement, the terms of this Agreement shall prevail.

10.0 CANCELLATION

10.1 Voluntary cancellation

The Company may cancel the whole or any part of the Facility upon giving thirty (30) days prior written notice to NEXIM.

10.2 Effect of cancellation notice

A notice of cancellation is irrevocable, the Facility shall be cancelled in accordance with that notice.

10.3 Restrictions on cancellation

Any notice of cancellation shall specify the date or dates upon which the relevant cancellation is to be made and the amount of that cancellation.

11.0 PREPAYMENT

The Company may prepay the whole or any part of the Facility, subject to giving not less than fifteen (15) days' notice to NEXIM of the date and amount of the prepayment, and in each case, subject to paying all sums then due and payable in connection with the Facility under which the amount prepaid.

Any prepayment shall satisfy the obligations of the Company under clause 9 (Repayment) in inverse order of maturity.

12.0 REPAYMENT

Without prejudice to repayment from other sources of income, repayment would be from the streams of projects cash flow as per the repayment schedule comprising four (4) consecutive semi – annual installments of principal with the first repayment falling due 12 months after availment of the facility.

13.0 NO SET-OFF

All payments to be made by the Company under the Finance Documents shall be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

14.0 FEES & CHARGES

The Company shall pay to NEXIM:

(a) A **Facility Fee** of **1%** flat on the Facility Amount payable upfront at financial closure.

(b) **Management Fee** of **0.5%** flat, on the principal amount outstanding from time to time and payable annually at anniversary of facility;

(d) Monitoring Fee of N100,000.00 per annum at he anniversary of the Facility;

(e) All other charges as specified in the Offer Letter.

(e) NEXIM reserves the right to vary the rates above without notice as may be dictated by market realities. In such a situation, NEXIM shall duly advise the Company of any changes in the rates.

15.0 TAX GROSS-UP AND INDEMNITIES

15.1 Tax gross-up

a) The Company shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

b) If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

c) If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

d) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to NEXIM evidence reasonably satisfactory to NEXIM that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

15.2 Stamp taxes

The Company shall pay and indemnify NEXIM against any cost, loss or liability it incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

16.0 OTHER INDEMNITIES

16.1 Other indemnities

The Company shall on demand indemnify NEXIM against any cost, loss or liability incurred by NEXIM as a result of any of the following:

(a) the occurrence of any Event of Default;

(b) a failure by the Company to pay any amount due under a Finance Document on its due date;

17.0 COSTS AND EXPENSES

17.1 Transaction expenses

The Company shall on demand pay NEXIM the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(a) this Agreement and any other documents referred to in this Agreement; and

(b) any other Finance Documents executed after the date of this Agreement.

18.0 ENFORCEMENT COSTS

The Company shall, within three Business Days of demand, pay to NEXIM the amount of all costs and expenses (including legal fees) incurred by NEXIM in connection with the enforcement of, or the preservation of any rights under, this Agreement or any Finance Document.

19.0 REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

19.1 Status - it is a limited liability company duly incorporated, validly existing and registered under the Laws of Nigeria and has the power and all necessary governmental and other consents, approvals, licences and authorities in any applicable jurisdiction and all the necessary approvals are in place and in full force and effect to permit the utilisation of the Facility, the performance of the *Transaction Documents* and to own its assets and carry on its business;

19.2 Due authorisation - all actions, conditions and things required to be taken, fulfilled and done in order to enable it to enter into, exercise its rights and perform its obligations under any Transaction Document to which it is a party, and to ensure that those obligations are legally binding and enforceable and are admissible in evidence in its jurisdiction of incorporation, have been taken, fulfilled and done;

19.3 Obligations binding - each Transaction Document to which it is a party is its legal, valid and binding obligation enforceable in accordance with its terms;

19.4 Non-contravention - neither the execution nor the delivery of any Transaction Document, nor the exercise of any rights or performance of any obligations under any such document by it will result in any:

i. violation of any law, regulation to which it is subject;
ii. breach of its memorandum and articles of association or other constitutional documents;
iii. breach of any deed, agreement or obligation of it; or
iv. breach of any limits on its powers.

19.5 Validity of contracts and licences - all contracts, licences, consents and authorisations necessary for it to carry on its business as currently conducted are in full force and effect and are not likely to be revoked, amended or to become unavailable;

19.6 Security - there is no Security affecting any of its assets except *Permitted Security* and neither the execution of any Security Document by it nor the exercise by NEXIM of its rights under any such document will result in the existence of, or oblige it to create, any Security in favor of any person other than NEXIM; Absence of any material defaults under material agreements.

19.7 Deduction of Tax - no Tax claims are being or are likely to be assessed against it, which are not provided for in its last audited accounts. No filing of any material Tax returns is overdue and to the extent they have been settled with the relevant Tax authority it has paid all Taxes shown to be due on such returns or on any assessments made against it;

19.8 No default

(a) no Event of Default is continuing or might reasonably be expected to result from the disbursement of the Facility;

(b) it is not in breach of any agreement between it and NEXIM;

(c) no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect;

19.9 Insolvency - no corporate action, legal proceedings or other procedure or step has been taken in relation to:

(i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or re-organisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of it;

(ii) a composition, assignment or arrangement with any creditor;

(iii) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of it or any of its assets; or

(iv) enforcement of any security over any of its assets,

nor has any analogous procedure or step been taken in any other jurisdiction;

19.10 Financial statements

(i) the Original Financial Statements were prepared in accordance with all applicable Laws in Nigeria;

(ii) the Original Financial Statements fairly represent its financial condition and operations during the period to which they relate;

(iii) there has been no material adverse change in its business or financial condition since the date of the Original Financial Statements;

19.11 Pari passu ranking - its payment obligations under each of the Finance Documents to which it is a party rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of it, except for obligations mandatorily preferred by law applying to companies generally;

19.12 No proceedings pending or threatened - no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it;

19.13 No licence needed - it is not necessary or advisable under the Laws of Nigeria:

(a) in order to enable the Company to enforce its rights under this Agreement or any of the other Transaction Documents; or

(b) by reason of the execution of this Agreement or any of the other Transaction Documents or the performance by the Company of its obligations under this Agreement,

that the Company should be licensed, qualified or otherwise entitled to carry on business in Nigeria or that it should appoint an agent, representative or attorney in Nigeria for any purpose whatsoever;

19.14 Information undertakings

The undertakings in this clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents.

19.15 Financial statements

The Company shall supply to NEXIM, in form and substance satisfactory to NEXIM:

(a) Audited accounts to be provided within 120 days of the end of each financial year.

(b) quarterly management financial statements - Balance Sheet, P & L, and Cash flow statements to NEXIM not later than 30 days after the end of each quarter;

19.16 Requirements as to financial statements

Each set of financial statements delivered by the Company under this Agreement shall be certified by a director of the Company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

The Company shall procure that each set of financial statements delivered under this Agreement is prepared in accordance with the ***Companies and Allied Matters Act CAP*** *59 LFN 1990* and any other relevant law in force in Nigeria, in force from time to time.

19.17 Miscellaneous

The Company shall supply to NEXIM:

(a) all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as that dispatch;

(b) Promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which might, if adversely determined, have a Material Adverse Effect; and copies of each Insurance together with copies of certificates relating to each Insurance;

20.0 APPOINTMENT OF DIRECTOR

The company shall when NEXIM requests, appoint a director on the board of the Company during the tenor of the facility and until repayment is made.

21.0 INFORMATION

The Company shall promptly supply to NEXIM, such further information regarding its financial condition, business and operations as NEXIM may request from time to time.

22.0 GENERAL UNDERTAKINGS

For so long as any amount is outstanding under the Finance Documents the Company shall:

22.1 **Authorisations** - obtain, comply with and do all that is necessary to maintain in full force and effect; and supply certified copies to NEXIM of any authorisation required under any law or regulation to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document;

22.2 **Maintain corporate existence & Licences** - Do all things necessary to maintain its corporate existence and to carry out its business in accordance with good industry practices, including obtaining and maintaining in full force and effect all material franchise, permits, privileges, licenses, government authorizations, etc., required for the conduct of its business.

22.3 **Merger** - not enter into any amalgamation, demerger, merger or corporate reconstruction;

22.4 **Compliance with laws** - comply in all respects with all material laws, regulations, etc., necessary to the continued operation of its business and to comply, at all times, with all the statutory regulatory requirements and authorizations and do all things necessary in accordance with good industry practices to comply with its obligations under this facility.

22.5 **Collateral** - Refrain from creating or incurring any additional lien upon or granting additional interests in the existing collateral and Make all filings, recordings, etc., necessary to perfect or preserve the interest of NEXIM in the collateral.

22.6 **Change of business** - not make any substantial change to the general nature of its business from that carried on at the date of this Agreement;

22.7 **Disposals** - Not to effect any lien, trade-off, mortgage and/or the disposal of its assets in any form without the prior written consent of NEXIM; such consent not to be unreasonably withheld.

22.8 **Auditors** - instruct independent auditors acceptable to NEXIM;

22.9 **Insurance** - Provide half-yearly, satisfactory evidence that all of Company assets have been insured in such amounts and against such risks as is customarily carried out by owners of similar businesses and property. In addition maintain in force and comply with its obligations under each Insurance and not do anything nor omit to do anything, which may render any Insurance void or voidable;

22.10 **Pari passu ranking** - ensure that its payment obligations under each of the Finance Documents to which it is a party rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of it, except for obligations mandatorily preferred by law;

22.11 **Transaction Agreements** - Refrain from entering into or consenting to any amendment, assignment or modification of the Transaction Agreements.

22.12 **Insolvency/Reorganization** - Refrain from filing or consenting to the filing of any the Bankruptcy, insolvency, reorganization, or other similar proceedings.

22.13 **Dividends** - Declare dividends provided that the face value of due and payable notes for that financial year have been paid.

22.14 **Financial Statements** - Provide quarterly unaudited financial statements – Balance sheets, P & L, cash flow statements – to the Lender not later than 30 days after the end of each quarter. Audited accounts are to be provided within 120 days at the end of each financial year.

23.0 NEGATIVE UNDERTAKINGS

The Company shall not without the prior written consent of NEXIM:

23.1 Payments - declare or pay dividends or make any other distribution;

23.2 Agreements - enter into any agreement that results in the income or its profits being shared with any third party (other than its shareholders);

23.3 Material Change - undertake any substantial disposal (or leasing arrangement) of assets, other than in the ordinary course of business;

23.4 Merger - undertake any merger or consolidation unless the Company is the surviving entity, subject to the consent of NEXIM;

23.5 Constitutional Documents - amend any term of its constitutional documents in any manner which would be inconsistent with the provisions of this Agreement or might otherwise prejudice the interests of NEXIM;

23.6 Negative Pledge - not to allow any Security to subsist over its assets except for Permitted Security; and

23.7 Permitted Indebtedness - not to allow subsisting any Financial Indebtedness except for Permitted Indebtedness.

24.0 EVENTS OF DEFAULT

Each of these events or circumstances is an Event of Default:

24.1 Non-payment – The Company defaults in the payment of the principal of the Facility when due, or default in the payment of Interest which continues for a period of 90 business days.

24.2 Misrepresentation - any representation or statement made or deemed to be made by the Company in the Transaction Documents or any other document delivered by or on behalf of the Company under or in connection with any Transaction Document is or proves to have been incorrect or misleading in any material respect when made.

24.3 Default – Default in the performance of the covenants stated herein.

24.4 Change of control - there is a change in control of the Company.

24.5 Insolvency

(a) If the Company is unable to pay any of its debts within the meaning of ***Section 409 Companies and Allied Matters At, CAP 59 LFN 1990.***

(b) The Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(c) The value of the Company's assets is less than its liabilities (taking into account contingent and prospective liabilities).

(d) A moratorium is declared in respect of a Company's Financial Indebtedness.

24.6 Insolvency proceedings - any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company;

(b) a composition, assignment or arrangement with any of the Company's creditors;

(c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Company or any of its assets; or enforcement of any security over any of the Company's assets; or any analogous procedure or step is taken in any jurisdiction.

24.7 Creditors' process - any expropriation, attachment, sequestration, distress or execution affects the Company or any of its assets and is not discharged within five days.

24.8 Unlawfulness - it is or becomes unlawful for any party (other than NEXIM) to perform any of its obligations under the Transaction Documents.

24.9 Repudiation – The Company/a party repudiates a Transaction Document or evidences an intention to repudiate a Transaction Document.

24.10 Breach - The Company/a party (other than NEXIM) breaches any obligation in any Transaction Document.

24.11 Material adverse change - any event or series of events occurs, which, in the opinion of NEXIM, may have a Material Adverse Effect.

24.12 Political or economic event - a deterioration occurs in the political or economic situation in Nigeria, or an act of war or hostilities, invasion, armed conflict or act of foreign enemy, revolution, insurrection, insurgency or threat thereof occurs in or involving Nigeria which (in any such case) is likely to have a Material Adverse Effect, including, but not limited to, expropriation, confiscation or other material change in the regulatory environment.

24.13 Security - any Transaction Document is, or may be, declared invalid.

24.14 Contracts - Any Contract ceases to be in full force and effect.

At any time after an Event of Default, NEXIM may, by notice to the Company do all or any of the following (without limiting any other action that NEXIM considers advisable or necessary to protect its interests):

(a) declare that all or part of the total amount outstanding under this Agreement be immediately payable on demand, whereupon it shall become immediately payable on demand by NEXIM;

(b) present the Notes to the Company for payment and demand payment for any other amounts outstanding under the Transaction Documents; and

25.0 ASSIGNMENT AND TRANSFER

The Company may not without the prior written consent of NEXIM transfer any of its rights or obligations under the Transaction Documents. NEXIM shall be entitled to sell, transfer any of its rights and obligations under the Transaction Documents to any guarantor or person at anytime without the consent of the company. The Company shall execute and procure that all other relevant parties will execute, any documents that NEXIM considers necessary or advisable to effect such transfer or assignment.

26.0 Disclosure of information

NEXIM may disclose to any of its Affiliates and any other person:

(a) to or through whom NEXIM assigns or transfers or may potentially assign or transfer all or any of its rights and obligations under this Agreement;

(b) with or through whom NEXIM enters into or may potentially enter into any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Company; or

(c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

(d) any information about the Company, this Agreement and the transactions contemplated by this Agreement as NEXIM shall consider appropriate.

27.0 CONDUCT OF BUSINESS

No provision of this Agreement will:

(a) interfere with the right of NEXIM to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige NEXIM to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige NEXIM to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.0 SET-OFF

In addition to the obligation on Set Off in the Offer Letter, NEXIM may set off any obligation due from the Company against any obligation owed by NEXIM to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, NEXIM may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.0 NOTICES

Any communication to be made under or in connection with the Transaction Documents shall be made in writing and may be made by fax, letter or telex.

30.0 ADDRESSES

The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Transaction Documents is that identified with its name on the execution page or any substitute address, fax number, telex number or department or officer as one party may notify to the other by not less than five Business Days' notice.

31.0 DELIVERY

31.1 Any communication or document made or delivered by NEXIM to the Company under or in connection with the Transaction Documents will only be effective:

(a) by way of fax, when received in legible form; or

(b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(c) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

(d) and if a particular department or officer is specified as part of its address details, if addressed to that department or officer.

31.2 Any communication or document to be made or delivered to NEXIM will be effective only when actually received by NEXIM and then only if it is expressly marked for the attention of the department or officer identified on the execution page.

32.0 CALCULATIONS AND CERTIFICATES ACCOUNTS

In any litigation or arbitration proceedings arising out of or in connection with a Transaction Document, the entries made in the accounts maintained by NEXIM are *prima facie* evidence of the matters to which they relate.

33.0 CERTIFICATES AND DETERMINATIONS

Any certification or determination by NEXIM of a rate or amount under any Transaction Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.0 PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.0 REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of NEXIM, any right or remedy under the Transaction Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

The Company waives any immunity from service of process, jurisdiction, suit, judgment, set-off, counterclaim, attachment, enforcement or execution to which it may otherwise be entitled by virtue of its status.

36.0 AMENDMENTS

Amendments to this Agreement shall be effective only if made in writing and signed by the parties to this Agreement.

37.0 COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Agreement.

38.0 GOVERNING LAW & JURISDICTION

This Agreement is governed by and construed in accordance with the Laws of the Federal Republic of Nigeria. The courts of Nigeria have exclusive jurisdiction to settle any dispute arising

out of or in connection with this Agreement including a dispute regarding the existence, validity or termination of this Agreement (a "**Dispute**").

The parties agree that the courts of Nigeria are the most appropriate and convenient courts to settle Disputes and no party shall argue to the contrary.

This Agreement has been executed on the date written at the start of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT TO ISSUANCE OF GUANRANTEE

A. The Company

1. A copy of the Certified True Copy of the constitutional documents of the Company.
2. A copy of a Certified True Copy of the Resolution of the board of directors of the Company
   (a) authorising the borrowing and acceptance of the Facility
   (b) approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
   (c) authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and
3. A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.
4. A certificate of an authorised signatory of the Company certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
5. Submission of a duly accepted Offer Letter.
6. The execution and constitution of all the finance, legal and security documents.
7. Execution of personal Guarantee of Chairman/Chief Executive of the company backed by a Notarized Statement of Networth.
8. Written confirmation by the company of its debt profile.

B. Regulatory and Building Approvals

1. Evidence, satisfactory to NEXIM, of all necessary regulatory approvals by the relevant Government Agencies, NAFDAC and FCDA/Sheda Science and Technology Complex.
2 Submission of all copies of approvals for the new facility buildings and bills of quantities as well as contract details and selected builders

C. Fees

Payment of all fees, charges, costs and expenses due from the Company.

D. Miscellaneous

i. A copy of any other authorisation or other document, opinion or assurance which NEXIM considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

ii. All legal and security documentation on the project shall be satisfactory to NEXIM prior to disbursement of the Facility.

[on Letterhead of XECHEM PHARMACEUTICALS LIMITED]

PROMISSORY NOTE

Issuer:

Date:

Place of Issue: ...., Nigeria

For valuable consideration, receipt of which is hereby acknowledged, ***XECHEM PHARMACEUTICALS LIMITED*** (the **"Issuer"**) hereby irrevocably and unconditionally promises to pay to or to the order of Nigerian Export-Import Bank the sum of ₦ *[amount]* (*[amount in words]*) on *[date of payment]* without set-off, counterclaim, restrictions or conditions of any nature and free and clear of any deductions or withholdings.

The Issuer hereby waives demand, diligence, presentment, protest and notice of every kind and represents to the holder that this Note constitutes its legal, valid, independent and binding obligations.

This Promissory Note shall be governed by and construed in accordance with the laws of Nigeria. The courts of Nigeria are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Promissory Note.

The holder at its discretion may bring any suit, action or proceeding in the courts of whatever jurisdiction that it may select and the Issuer submits for this purpose to the jurisdiction of each court selected as aforesaid.

To the extent that the Issuer may be entitled in any jurisdiction to claim for itself or its assets immunity or protection of whatever nature in respect of its obligations under this promissory note from service of process, jurisdiction, suit, judgment, execution, attachment (whether before judgment, in aid of execution or otherwise) or legal process or to the extent that in any such jurisdiction there may be attributed to the Issuer or to its property or assets such immunity or protection (whether or not claimed) the Issuer hereby irrevocably agrees not to claim and hereby irrevocably waives any such immunity (including sovereign immunity) or protection.

for and on behalf of:

XECHEM PHARMACEUTICALS LIMITED

CHAIRMAN & CEO

Authorised Signatory

22/05/2006

DIRECTOR

Authorised Signatory

IN WITNESS WHEREOF the parties have caused their respective Common Seals to be hereto affixed in the presence of their representatives.

The common seal of the within-named **BANK**
NIGERIAN EXPORT-IMPORT BANK [NEXIM]
Was hereto-affixed in the presence of:

....
BOARD SECRETARY

....
MANAGING DIRECTOR/CHIEF EXECUTIVE
22/05/06

The common seal of the within-named **Company**
XECHEM PHARMACEUTICALS LIMITED was hereto affixed
in the presence of its authorized representatives:

....
DIRECTOR
Isaac Inyang

....
CHAIRMAN/CHIEF EXECUTIVE
Ramesh C. Pandey, Ph.
22/05/2006